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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2007, relating to the consolidated financial statements and financial statement schedules of Rockwood Holdings, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standard No. 158, Employers' Accounting for Defined Benefit and Pension and Other Postretirement Plans), and our report dated March 16, 2007 on management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Rockwood Holdings, Inc. for the year ended December 31, 2006, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Parsippany, NJ
November 2, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM